UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 26, 2017
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
Terms of the Agreement
On May 26, 2017, Jones Lang LaSalle Income Property Trust, Inc. (the “Company ,” “we,” “us,” or “our”), as Borrower, entered into a credit agreement providing for a $250 million revolving line of credit and unsecured term loan (collectively, the “Credit Facility”) with a syndicate of six lenders led by JPMorgan Chase Bank, N.A. as Sole Bookrunner, Joint Lead Arranger and Administrative Agent, Bank of America, N.A., and PNC Bank, National Association, as Co-Syndication Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association as Joint Lead Arrangers. The lenders are JPMorgan Chase Bank, N.A.; Bank of America, N.A.; PNC Bank, National Association; Wells Fargo Bank, a National Association; Fifth Third Bank, an Ohio Banking Corporation; and BMO Harris Bank N.A. The Credit Facility provides the Borrower with the ability, from time to time, to increase the size of the Credit Facility up to a total of $500 million, subject to receipt of lender commitments and other conditions.
The $250 million Credit Facility consists of a $200 million revolving credit facility (the “Revolving Credit Facility”) and a $50 million term loan (the “Term Loan”). The Revolving Credit Facility contains a sublimit of $25 million for letters of credit. The primary interest rate for the Revolving Credit Facility is based on LIBOR, plus a margin ranging from 1.30% to 2.00%, depending on our total leverage ratio. The maturity date of the Revolving Credit Facility is May 26, 2020 and contains two 12-month extension options that the Borrower may exercise upon (i) payment of an extension fee equal to 0.15% of the sum of the amount outstanding under the Revolving Credit Facility and the unused portion of the Revolving Credit Facility at the time of the extension, and (ii) compliance with the other conditions set forth in the credit agreement. The primary interest rate for the Term Loan is based on LIBOR, plus a margin ranging from 1.25% to 1.95%, depending on our total leverage ratio. The maturity date of the Term Loan is May 26, 2022. Based on our current total leverage ratio, we can elect to borrow at LIBOR, plus 1.35% and LIBOR, plus 1.30% for the Revolving Credit Facility and Term Loan, respectively, or alternatively, we can choose to borrow at a “base rate” equal to (i) the highest of (a) the Federal Funds Rate plus 0.5%, (b) the prime rate announced by JPMorgan Chase Bank, N.A., and (c) LIBOR plus 1.0%, plus (ii) a margin ranging from 0.30% to 1.00% for base rate loans under the Revolving Credit Facility or a margin ranging from 0.25% to 0.95% for base rate loans under the Term Loan. If the “base rate” is less than zero, it will be deemed to be zero for purposes of the Credit Facility.
Fees
The Borrower must pay to the Administrative Agent a quarterly unused Revolving Credit Facility fee that equals the amount of the Revolving Credit Facility unused by the Borrower on a given day multiplied by 0.20% to 0.25% on an annualized basis depending on our total leverage ratio.
Guarantees and Covenants
Borrowings under the Credit Facility are guaranteed by the Company and certain of its subsidiaries. The Credit Facility requires the maintenance of certain financial covenants, including: (i) unencumbered property pool leverage ratio; (ii) debt service coverage ratio; (iii) maximum total leverage ratio; (iv) fixed charges coverage ratio; (v) minimum net asset value; (vi) maximum secured debt ratio; (vii) maximum secured recourse debt ratio; (viii) maximum permitted investments; and (ix) unencumbered property pool criteria. The Credit Facility provides the flexibility to move assets in and out of the unencumbered property pool during the term of the Credit Facility.
In addition, the Credit Facility contains customary affirmative and negative covenants, which, among other things, require the Borrower to deliver to the lenders specified quarterly and annual financial information, and limit the Borrower and/or the Company, subject to various exceptions and thresholds from: (i) creating liens or indebtedness on the unencumbered property pool; (ii) merging with other companies or changing ownership interest; (iii) selling all or substantially all of its assets or properties; (iv) entering into transactions with affiliates, except on an arms-length basis; (v) making certain types of investments; and (vi) changing the nature of the Company’s business.
Repayment
The Credit Facility permits voluntary prepayment of principal and accrued interest without premium or penalty and contains various customary events of default, which are described therein. As is customary in such financings, if an event of default occurs under the Credit Facility, the lenders may accelerate the repayment of amounts outstanding under the Credit Facility and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period.

Use of Proceeds
Borrowings under the Credit Facility are available for general business purposes including, but not limited to, refinancing of existing indebtedness and financing the acquisition of permitted investments, including commercial properties. Upon entering into the Credit Facility on May 26, 2017, we borrowed $25 million on the Revolving Credit Facility and $50 million on the Term Loan. We primarily used the proceeds from the Credit Facility to repay the following borrowings:
Line of Credit
On May 26, 2017, we terminated our existing $150 million line of credit with Bank of America, N.A. We repaid the outstanding balance of $25 million which had an interest rate of approximately 2.57%, using proceeds from our Credit Facility. The line of credit was set to expire on September 19, 2017.
180 North Jefferson Mortgage Loan
On May 26, 2017, we retired the mortgage loan on 180 North Jefferson in the amount of $48.25 million from JPMorgan Chase Bank, N.A. using proceeds from the Credit Facility. The mortgage loan bore interest at 2.42%. The mortgage loan was to mature on December 1, 2017.

Item 7.01.	Regulation FD Disclosure

On May 31, 2017, the Company issued a press release announcing its has secured a $250 million credit facility with a syndicate of six market-leading real estate lenders.
The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Credit agreement between Jones Lang LaSalle Income Property Trust, Inc. and JPMorgan Chase Bank, N.A. for a $250 million revolving line of credit and unsecured term loan.
99.2	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on May 31, 2017 announcing a $250 million credit facility with a syndicate of six market-leading real estate lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer

Date: June 2, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Credit agreement between Jones Lang LaSalle Income Property Trust, Inc. and JPMorgan Chase Bank, N.A. for a $250 million revolving line of credit and unsecured term loan.
99.2	Press release issued by Jones Lang LaSalle Income Property Trust, Inc. on May 31, 2017 announcing a $250 million credit facility with a syndicate of six market-leading real estate lenders.